EXHIBIT 99.1

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

March 5, 2012

Page
Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at March 5, 2012	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Home Loan Servicing Solutions, Ltd. and subsidiaries

We have audited the accompanying statement of assets acquired and liabilities assumed by Home Loan Servicing Solutions, Ltd. and subsidiaries (the “Company”), pursuant to the Purchase and Assumption Agreement, dated February 10, 2012, executed by the Company with Ocwen Financial Corporation. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of assets acquired and liabilities assumed by Home Loan Servicing Solutions, Ltd. and subsidiaries, pursuant to the Purchase and Assumption Agreement, dated February 10, 2012, is presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

May 11, 2012

HOME LOAN SERVICING SOLUTIONS LTD. AND SUBSIDIARIES

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

MARCH 5, 2012

(Dollars in thousands)

Assets Acquired
Notes receivable – Rights to MSRs	$62,458
Match funded advances	413,374
Other assets	22,136

Total assets acquired	$497,968

Liabilities Assumed
Match funded liabilities	$358,335
Other liabilities	841

Total liabilities assumed	$359,176

The accompanying notes are an integral part of this statement.

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

MARCH 5, 2012

(Dollars in thousands)

NOTE 1 ASSETS ACQUIRED AND LIABILITIES ASSUMED

On March 5, 2012, we used a portion of the net proceeds from the Offerings to purchase the following:

•

the contractual right to receive the servicing fees and investment earnings on the custodial accounts related to mortgage servicing rights (“MSRs”) with respect to 116 pooling and servicing agreements with an aggregate UPB of approximately $15.2 billion and the right to automatically obtain legal ownership, without any additional payment to Ocwen Financial Corporation (“Ocwen”), of each such mortgage servicing right upon the receipt of the necessary approvals and consents to allow us to become the named servicer under the applicable pooling and servicing agreements (the “Required Third Party Consents”) (these rights constitute the “Rights to MSRs” with respect to the Initial Mortgage Servicing Rights);

•	the outstanding servicing advances associated with the related pooling and servicing agreements; and

•	other assets related to the foregoing (collectively, the forgoing represent the “Initial Purchased Assets”).

The Initial Acquisition was completed pursuant to a master servicing rights purchase agreement (the “Purchase Agreement”) and a related sale supplement, each dated February 10, 2012. Concurrent with the Initial Acquisition, we also assumed a related match funded servicing advance financing facility (the “Advance Facility”) from Ocwen® pursuant to amended and restated advance facility agreements with Barclays Bank Plc . At closing on March 5, 2012, HLSS paid cash of $149,798 to Ocwen for the estimated purchase price of the Initial Purchased Assets (net of assumed liabilities), subject to certain closing adjustments. The purchase price for the Rights to MSRs was based on the value of such assets at the time HLSS entered into the Purchase Agreement and the estimated outstanding UPB of the underlying mortgage loans at closing which approximated their fair value. The purchase price for the associated servicing advances and other assets was equal to the net consolidated book value, which approximated fair value, as of the purchase date of all assets and liabilities of the special purpose entities established in connection with the advance financing facility that owns these servicing advances. HLSS paid Barclays Bank Plc a conversion fee of $3,989 related to our assumption of the existing advance financing facility.

On March 31, 2012, HLSS and Ocwen, pursuant to the terms of the Purchase Agreement, agreed to a final purchase price of $138,792 for the Initial Purchased Assets (net of assumed liabilities of $359,176), reflecting post-closing adjustments of $11,006 that principally resulted from declines in match funded advances.

The value of the Notes receivable – Rights to MSRs was established based on an appraisal prepared with the assistance of an independent valuation firm. The most significant assumptions used in the appraisal are summarized below:

•	Discount rates reflecting the risk of earning the future income streams from the Notes receivable – Rights to MSRs ranging from 14% to 22%.

•	Interest rate used for calculating the cost of servicing advances of 1-Month LIBOR + 4%.

•	Mortgage loan prepayment projections ranging from 12% to 25% of the related mortgage lifetime projected prepayment rate.

•	Delinquency rate projections ranging from 15% to over 35% of the aggregate unpaid balance of the underlying mortgage loans.

The independent valuation firm reviewed the collateral attributes and the historical payment performance of the underlying mortgage servicing portfolio and compared them with similar mortgage servicing portfolios and with standard industry mortgage performance benchmarks to arrive at the assumptions set forth above. The selected collateral attributes and performance comparisons utilized were the voluntary prepayment performance, delinquency and foreclosure performance, operational cost comparison, average loan balance, weighted average coupon and note rate distribution, loan product type classification, geographic distribution and servicing advance behavior.

NOTE 2 BASIS OF PRESENTATION

Basis of Presentation

We recorded the assets acquired and liabilities assumed at their purchase price on the acquisition date which approximates their fair value.

Servicing Advances

Servicing advances generally fall into one of three categories:

•

“Principal and Interest Advances” are cash payments made by the servicer to the owner of the mortgage loan to cover scheduled payments of principal and interest on a mortgage loan that have not been paid on a timely basis by the borrower.

•

“Taxes and Insurance Advances” are cash payments made by the servicer to third parties on behalf of the borrower for real estate taxes and insurance premiums on the property that have not been paid on a timely basis by the borrower.

•

“Corporate Advances” are cash payments made by the servicer to third parties for the costs and expenses incurred in connection with the foreclosure, preservation and sale of the mortgaged property, including attorneys’ and other professional fees.

Servicing advances are usually reimbursed from amounts received with respect to the related mortgage loan, including payments from the borrower or amounts received from the liquidation of the property securing the loan which is referred to as “loan level recovery.” Servicers generally have the right to cease making servicing advances on a loan if they determine that advances cannot be recovered at the loan level. With respect to the Rights to MSRs that we own, this determination is made by Ocwen in accordance with its stop advance policy. In the event that loan level recovery is not sufficient to reimburse the servicer in full for servicing advances made with respect to a mortgage loan, our pooling and servicing agreements provide that the servicer is entitled to be reimbursed from collections received with respect to other loans in the same securitized mortgage pool which is referred to as “pool level recovery.” We do not receive interest on servicing advances.

We are obligated to purchase the servicing advances made by Ocwen during the period of time prior to the transfer of legal ownership of the Initial Mortgage Servicing Rights to us, and when an Initial Mortgage Servicing Right is transferred to us, we will become directly obligated to the related trustee to make any servicing advances required pursuant to the related pooling and servicing agreements. Servicing advances are currently and will continue to be pledged as collateral under the terms of the Advance Facility.

We would record a charge to earnings to the extent that we believe advances are uncollectible under the provisions of each servicing contract taking into consideration the projected collections under the applicable loan or pool relative to the advances outstanding and the projected future advances. We assess collectability using proprietary cash flow projection models which incorporate a number of different factors, depending on the characteristics of the mortgage loan or pool, including, for example, time to a foreclosure sale, estimated costs of foreclosure action, future property tax payments and the value of the underlying property net of carrying costs, commissions and closing costs.

Notes Receivable—Rights to MSRs and Interest Income

We structured the purchase of the Rights to MSRs to convey to HLSS all the rights and rewards of ownership of MSRs absent the Required Third Party Consents; however, until we receive the Required Third Party Consents, Ocwen will remain the named servicer of the related mortgage servicing rights. Accounting Standards Codification (“ASC”) 860, Transfers and Servicing, specifically prohibits accounting for a transfer of servicing rights as a sale if legal title to such servicing rights has not passed to the purchaser. As a result, during the period before we receive the Required Third Party Consents related to the Initial Mortgage Servicing Rights, we are required to account for the purchase of the Rights to MSRs as a financing. We initially recorded the Notes receivable—Rights to MSRs at the purchase price of the Rights to MSRs. We amortize the Notes receivable—Rights to MSRs using the prospective interest method of accounting. At each reporting date, we calculate the present value of the net cash flows related to the then outstanding UPB of the underlying Initial Mortgage Servicing Rights and adjust the carrying value of the Notes receivable—Rights to MSRs to this amount. The change in the carrying value of the Notes receivable—Rights to MSRs is deducted from the net servicing fees received by us with respect to the Initial Mortgage Servicing Rights and the subservicing fees paid to Ocwen with respect to the Initial Mortgage Servicing Rights, and the resulting amount is recorded as interest income. Interest income is our primary source of income prior to receiving the Required Third Party Consents.

Other than transfer of legal title, we believe we have met all the other criteria under ASC 860 for the transfer of the Initial Mortgage Servicing Rights to be treated as a sale. Accordingly, if and when we obtain the Required Third Party Consents and become the legal owner of any Initial Mortgage Servicing Right:

•	we will be contractually obligated to service the mortgage loans underlying such Initial Mortgage Servicing Right in accordance with the related pooling and servicing agreement;

•

Ocwen will be contractually obligated to us pursuant to the subservicing agreement between HLSS and Ocwen to perform substantially all of the servicing functions it currently performs on our behalf relating to such Initial Mortgage Servicing Right, other than maintaining custodial accounts, remitting amounts from the custodial accounts and funding servicing advances pursuant to the terms of the related pooling and servicing agreement, which are functions for which we will be responsible and

•

we will account for the remaining balance of the Notes receivable – Rights to MSRs related to such Initial Mortgage Servicing Rights as mortgage servicing rights to the extent we have received the Required Third Party Consents to transfer legal ownership of such mortgage servicing rights to us and will begin recording Servicing Fee Revenue related to the mortgage servicing right rather than interest income on the Notes receivable – Rights to MSRs.

Match Funded Liabilities

All of the outstanding advances associated with the Initial Mortgage Servicing Rights are currently financed by the Advance Facility. Match funded liabilities are a form of non-recourse debt that are collateralized by the servicing advances. The investor in the notes issued under this facility is Sheffield Receivables Corporation, a commercial paper conduit administered by Barclays Bank Plc. Our match funded liability balance is driven primarily by the level of servicing advances and the advance borrowing rate, which is defined as the collateral value of servicing advances divided by total servicing advances. The advance borrowing rates, which are different for each of six advance types, were set at levels that enabled each class of notes issued pursuant to the advance financing facility to meet ratings criteria as determined by Standard & Poor’s.

Under the terms of the related indenture, the SPE created in connection with the Advance Facility is subject to various qualitative and quantitative covenants. We believe that we are currently in compliance with these covenants.

•	Restrictions on future investments and indebtedness;

•	Restrictions on sale or assignment of Match funded advances; and

•	Monitoring and reporting of various specified transactions or events, including specific reporting on defined events affecting collateral underlying the indenture.

NOTE 3 FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is estimated based on a hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels whereby the highest priority is given to Level 1 inputs and the lowest to Level 3 inputs.

The three broad categories are:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: Unobservable inputs for the asset or liability.

Where available, we utilize quoted market prices or observable inputs rather than unobservable inputs to determine fair value. We classify assets in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts on the acquisition date represent the estimated fair values of our financial instruments.

Match funded advances, Notes receivable – Rights to MSRs and Match funded liabilities are all valued using Level 3 inputs. The methodologies that we use and key assumptions that we make to estimate the fair value of instruments are described in more detail by instrument below:

Match Funded Advances

We value match funded advances at their carrying amounts, which approximates their fair value, because they have no stated maturity, generally are realized within a relatively short period and do not bear interest.

Notes Receivable – Rights to MSRs

As discussed in Note 1 the value of the Notes Receivable – Rights to MSRs is established based on an appraisal prepared with the assistance of an independent valuation firm. The most significant assumptions used in the appraisal are summarized below:

•	Discount rates reflecting the risk of earning the future income streams from the Notes receivable – Rights to MSRs ranging from 14% to 22%.

•	Interest rate used for calculating the cost of servicing advances of 1-Month LIBOR + 4%.

•	Mortgage loan prepayment projections ranging from 12% to 25% of the related mortgage lifetime projected prepayment rate.

•	Delinquency rate projections ranging from 15% to over 35% of the aggregate unpaid balance of the underlying mortgage loans.

The independent valuation firm reviewed the collateral attributes and the historical payment performance of the underlying mortgage servicing portfolio and compared them with similar mortgage servicing portfolios and with standard industry mortgage performance benchmarks to arrive at the assumptions set forth above. The selected collateral attributes and performance comparisons utilized were the voluntary prepayment performance, delinquency and foreclosure performance, operational cost comparison, average loan balance, weighted average coupon and note rate distribution, loan product type classification, geographic distribution and servicing advance behavior.

The unobservable inputs that have the most significant effect on the fair value of Notes receivable – Rights to MSRs are the mortgage loan prepayment rate projections and the interest rate projections; however, any significant increase (decrease) in discount rates, interest rates, mortgage loan prepayment projections or delinquency rate projections, each in isolation, would result in a substantially lower (higher) valuation.

Match Funded Liabilities

Because our match funded liabilities bear interest at a rate that is adjusted regularly based on a market index, their carrying value approximates fair value.

NOTE 4 MATCH FUNDED ADVANCES

Match funded advances on residential loans we service for others are comprised of the following at March 5, 2012:

Principal and interest	$119,456
Escrow advances	206,617
Corporate advances	87,301

$413,374

NOTE 5 OTHER ASSETS

Other assets consisted of the following at March 5, 2012:

Debt service accounts (1)	$16,591
Prepaid lender fees and debt issuance costs, net (2)	5,422
Other	123

$22,136

(1)	Under our advance funding facility, we are contractually required to remit collections on pledged advances to the trustee within two days of receipt. The collected funds are not applied to reduce the related match funded debt until the payment dates specified in the indenture. The balance also includes amounts that have been set aside to provide for possible shortfalls in the funds available to pay certain expenses and interest.
(2)	Costs at March 5, 2012 relate to match funded liabilities. We amortize these costs to the earlier of the scheduled amortization date, contractual maturity date or prepayment date of the debt.

NOTE 6 MATCH FUNDED LIABILITIES

Match funded liabilities are comprised of the following at March 5, 2012:

Borrowing Type	Interest Rate (1)	Maturity (2)	Amortization Date (2)	Unused Borrowing Capacity (3)	Outstanding Balance March 5, 2012
Class A-1 Term Note	Commercial paper rate + 225 bps (4)	Aug. 2043	Aug. 2013	$—	$303,986
Class A-2 Variable Funding Note	Commercial paper rate + 250 bps (4)	Aug. 2043	Aug. 2013	173,271	26,729
Class B Term Note (4)	Commercial paper rate + 525 bps	Aug. 2043	Aug. 2013	—	14,168
Class C Term Note (4)	Commercial paper rate + 625 bps	Aug. 2043	Aug. 2013	—	13,452

				$173,271	$358,335

(1)	The weighted average interest rate at March 5, 2012 was 2.79%. Interest is paid monthly.
(2)	The amortization date is the date on which the revolving period ends under each Advance Facility note and repayment of the outstanding balance must begin if the note is not renewed or extended. The maturity date is the date on which all outstanding balances must be repaid. After the amortization date, all collections that represent the repayment of advances pledged to the facility must be applied to reduce the balance of the note outstanding, and any new advances are ineligible to be financed.
(3)	Our unused borrowing capacity is available to us if we have additional eligible collateral to pledge and other conditions to borrowing are met. As of March 5, 2012, there were not sufficient eligible servicing advances available to support any additional borrowings under this facility.
(4)	If either the Class B Notes or the Class C Notes are not paid in full by November 2012, the margins over the commercial paper rate on the Class A-1 Term Notes and Class A-2 Variable Funding Notes will increase by 1.00% per annum, and additional increases of 1.00% per annum will apply beginning in February 2013 and in May 2013 for the Class A-1 Term Notes and Class A-2 Variable Funding Notes if either the Class B Notes or the Class C Notes have not been paid in full on or before such times.

NOTE 7 OTHER LIABILITIES

Other liabilities were comprised of the following at March 5, 2012:

Accrued interest payable (1)	$818
Other payables and accrued expenses	23

$841

(1)	Accrued interest payable includes interest payable on match funded liabilities.